UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                           SCHEDULE 14C INFORMATION

                               CURRENT REPORT

                         PURSUANT TO SECTION 14 (C)
                                    of the
                      SECURITIES EXCHANGE ACT OF 1934

                      Date of Report September 29, 2004

                              Nexia Holdings, Inc.
                             --------------------
            (Exact name of registrant as specified in its charter)

                                   Nevada
       (State or other jurisdiction of incorporation or organization)



       33-221280                                   84-1062062
      -----------                                  ----------
   (SEC File Number)                    (IRS Employer Identification Number)
------------------------------           --------------------------------

                     c/o, Richard Surber, President
                      268 West 400 South, Suite 300
                        Salt Lake City, Utah 84101
                (Address of principal executive offices)

                 (801) 575-8073 (Registrant's telephone
                    number, including area code)


                  WE ARE NOT ASKING YOU FOR A PROXY
                                  AND
               YOU ARE REQUESTED NOT TO SEND US A PROXY


Check the appropriate box:
                 [X]  Preliminary Information Statement
                 [ ]Confidential, for Use of the Commission Only
                        (permitted by Rule 14c-5(d)(2)
                 [ ]Definitive Information Statement


Payment of Filing Fee (Check the appropriate box):

[ X No fee required.
[ Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
               1) Title of each class of securities to which transaction applies: 2) Aggregate number of securities to which transaction applies:
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0 4) Proposed maximum aggregate value of transaction: 0 5) Total fee paid:

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               1) Amount Previously Paid:
               2) Form, Schedule or Registration No.: 3) Filing Party: 4) Date Filed

[GRAPHIC OMITTED]







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                           Nexia Holdings, Inc.
                       268 West 400 South, Suite 300
                         Salt Lake City, Utah 84101
                               (801) 575-8073

To the Stockholders of Nexia Holdings, Inc.:

This Information Statement is furnished to the stockholders of Nexia Holdings, Inc., a Nevada corporation (Nexia), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Nexia providing for shareholder authorization to the board of directors of the corporation to conduct up to a one-for-one thousand reverse stock split of the common stock of the corporation.

Nexia is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on September 29, 2004 shall be given a copy of the Information Statement.

                                            By Order of the Board of Directors


                                            /s/ Richard Surber
                                            Richard Surber, President





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



This information statement is being furnished to all holders of the common stock of Nexia in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out a reverse split of the common stock on an up to one-for-one thousand (1:1,000) basis.

                                 ITEM 1.

                          INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Nexia Holdings, Inc., a Nevada Company ("Nexia"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia. The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia, provides public notice of the approval and authorization to conduct a reverse split of the common stock of Nexia on a basis of up to 1-for-1,000 shares. The reverse split would be conducted at a future date and time to be determined by the board of directors.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Nexia, have unanimously adopted, ratified and approved the proposed action by the Nexia board of directors. No other votes are required or necessary. See the caption "Vote Required for Approval" below. Any reverse split adopted by the board of directors will become effective upon final approval by the board and the filing of required notices with the Nevada Secretary of State's office.

The Form 10-QSB for quarterly period ended June 30, 2004 and the form 10-KSB for the year ended December 31, 2003, and any reports on Form 8-K filed by Nexia during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions website at www.sec.gov in the Edgar Archives. Nexia is presently current in the filing of all reports required to be filed by it. See the caption Additional
Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE-FOR ONE THOUSAND SHARE REVERSE STOCK SPLIT OF NEXIA=S COMMON STOCK.

Nexia's board had determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock an up to one for one thousand basis and has received the consent of holders of a majority of the voting rights of the Company's securities to authorize the board to conduct such a reverse split in the Board's discretion.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This process, that is known as a reverse split, would take up to one thousand shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.

The board has indicated that fractional shares will not be issued. Instead, Nexia will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did




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immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares. Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

        a) increase the per share price of the common stock to help maintain the interest of the markets b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and c) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split.

The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Nexia is currently authorized to issue 10,000,000,000 shares of its common stock of which 3,947,865,594 shares are currently issued and outstanding as of September 29, 2004. Currently, shareholders holding votes equal to 4,172,426,643 of the voting rights have consented in writing to the proposal, this constitutes approval of 52.5% of the voting rights entitled to vote in any shareholder action. A reverse split on a 1 for one thousand basis would reduce the number of issued and outstanding shares of common stock to approximately 3,947,866, but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the stated par value of the common stock.

The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Nexia's common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 1,000, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

If acted upon by the Company's board of directors, the consent by the majority of the voting rights of shareholders reported herein, would result in each shareholder=s percentage ownership interest in the company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.





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The reverse stock split may also result in some shareholders holding odd lots of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. As a result of the proposal to conduct a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The proposed reverse split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. In the event that the board approves a 1 for 1,000 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 3,947,866, the issuance of all 10,000,000,000 authorized shares would have a dilutive effect upon existing shareholders. If all authorized shares of common stock were issued each share would drop from representing 0.0000002533 (1/3,947,866) to 0.0000000001%
(1/10,000,000,000) of the shares of common stock issued and outstanding.

After the taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post- reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the AIRS@) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special




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treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of fractional shares (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK, INCREASE OF THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK AND AUTHORIZING BOARD TO CONDUCT A REVERSE STOCK SPLIT OF THE COMMON STOCK.

Q. WHY HAS THE PROPOSAL BEEN MADE TO AUTHORIZE A REVERSE SPLIT IN THE NUMBER OF COMMON SHARES?

A. Our Board of Directors believes that the proposed reverse split in the number of common stock would enable Nexia to respond to potential business opportunities, provide sufficient shares for its employee stock benefit plan and to pursue important objectives that may be anticipated. Accordingly, the board of directors believes that it is in the best interests of stockholders to conduct a reverse split of the number of common shares outstanding.
Our Board of Directors believes that the resulting shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products. The Board of Directors also believes the proposed change to the shares of common stock will enable Nexia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 1,000 BASIS?





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A. The Board seeks approval of a reverse stock split of the common stock of up to 1 for 1,000 shares of the currently issued common stock. It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO CONDUCT THE PROPOSED REVERSE STOCK SPLIT?

A. All members of the Board of Directors have approved the reverse stock split of the common stock, as is in the best interest of Nexia and the best interest of the current shareholders of Nexia.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Nexia your class of stock and the number of shares that you hold will be affected as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 750 shares of common stock will remain a holder of 1 share of common stock in the event that the board approves a 1 for 1,000 reverse stock split, a holder of 1,800 shares of common stock would become the holder of 2 shares of common stock. The reverse stock split will not will result in different classes or additional shares being sent to existing shareholders.

Q. WILL THE PROPOSED REVERSE SPLIT OF THE COMMON STOCK RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed reverse stock split is intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Nexia

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Richard Surber, President of Nexia, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, telephone: (801) 575-8073.






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VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Nexia have adopted, ratified and approved the proposal to authorize a reverse stock split of the common stock of the Company and to submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote consist of issued and outstanding shares of Nexia's $0.001 par value common and preferred voting stock outstanding on September 29, 2004, the record date for determining shareholders who are entitled to notice of and to vote on the proposed reverse stock split of Nexia's common stock.


                     DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on September 29, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

As of September 29, 2004, Nexia had issued and outstanding 3,947,865,594 shares of $0.001 par value common stock and 8,000,000 shares of Series B Preferred Stock, which have a 1 for 500 voting right or a total of 4,000,000,000 votes in any shareholder action. Shareholders holding a controlling interest equaling more than fifty percent (50%) of voting rights of the securities of Nexia, as of the record date, representing more than a majority of Nexia's outstanding voting rights. The holders of a majority of the voting rights have consented to the action required to carry out a proposed reverse stock split of the common stock.

Nexia has 8,000,000 shares of its Series B Preferred Stock issued and outstanding, each share of which holds 500 votes in any shareholder vote, the sole Shareholder of those preferred shares has consented to the actions proposed herein. These consents are sufficient, without any further action, to provide the necessary stockholder approval of the action.






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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Nexia's Common Stock and voting rights, as of September 29, 2004 by (i) each person who is known by Nexia to own beneficially more than five percent (5%) of the outstanding shares of common stock or voting rights equal to five percent (5%) of the common stock; (ii) each of Nexia's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

     TITLE OF                 NAME AND ADDRESS OF                   AMOUNT &
       CLASS                    BENEFICIAL OWNER                   NATURE OF           PERCENT
                                                                   BENEFICIAL          OF CLASS
                                                                   OWNERSHIP
-------------------  --------------------------------------  ---------------------- --------------

Common Stock         Richard Surber, President & Director                               3.22%
($0.001 par value)   268 West 400 South, Suite 306              127,174,949(1,2)
                     Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------

Preferred Series B   Richard Surber, President & Director         8,000,000(3)           100%
Stock ($0.001 par    268 West 400 South, Suite 306
value)               Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------


-------------------  --------------------------------------  ---------------------- --------------

Common Stock         John E. Fry, Jr., Director
($0.001 par value)   3619 Lakeview Road                            23,008,840           0.58%
                     Carson City, Nevada 89703
-------------------  --------------------------------------  ---------------------- --------------

Common Stock         Gerald Einhorn, VP & Director                 13,300,000           0.34%
($0.001 par value)   268 West 400 South, #300
                     Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------

   Common Stock                                                    12,956,304           0.33%
($0.001 par value)   Adrienne Bernstein, Director
                     268 West 400 South, #300
                     Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------

   Common Stock                                                   2,654,271(1)          0.07%
($0.001 par value)   Oasis International Hotel & Casino, Inc.
                     268 West 400 South, #300
                     Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------

   Common Stock                                                  26,484,081(1)          0.67%
($0.001 par value)   Hudson Consulting Group, Inc.
                     268 West 400 South, #300
                     Salt Lake City, Utah 84101
-------------------  --------------------------------------  ---------------------- --------------

   Common Stock      Directors and Executive Officers as a Group  172,426,643           4.37%
($0.001) par value
-------------------  --------------------------------------  ---------------------- --------------

(1) The shares owned by Hudson Consulting Group, Inc. and Oasis International
Hotel & Casino, Inc. are attributed beneficially to Richard D. Surber due to his position as an officer and director in each of the said corporations. (2)
Richard Surber may be deemed a beneficial owner of 127,174,949 shares of the Company=s common stock by virtue of his position as an officer and director of Hudson Consulting Group, Inc. (17,384,069 shares), and Oasis International
Hotel & Casino, Inc. (2,654,271 shares). The total includes 33,151,802 common shares beneficially owned and Mr. Surber personally owns 94,023,147 shares.
(3) Series B Preferred Stock holds voting rights equal to 500 shares of common stock for each shares of Series B Preferred Stock issued, the 8,000,000 shares thus represent 4,000,000,000 votes.






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As of September 29, 2004, Nexia had 3,947,865,594 shares of its common voting stock issued and outstanding and 8,000,000 shares of Series B Preferred issued and outstanding.


         INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse stock split of Nexia=s common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                        ADDITIONAL INFORMATION

Additional information concerning Nexia Holdings, Inc. including its Form 10-KSB annual report for the year ended December 31, 2003 and quarterly reports on Form 10-QSB for the past quarters ended June 30, 2004 and March 31, 2004, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.


                                    By Order of the Board of Directors

                                    /s/ Richard Surber
                                    Richard Surber, President and Director







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Exhibit AA@

            UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
                      RESOLUTION OF THE BOARD OF DIRECTORS
                                      OF
                              NEXIA HOLDINGS, INC.
                             (A Nevada corporation)

        The undersigned, constituting the members of the Board of Directors
(the
"Board") of Nexia Holdings, Inc., a Nevada corporation (the ACorporation@), hereby adopt the following resolution this 29th day of September, 2004.

        WHEREAS, the Board believes it is in the best interest of the Corporation to obtain shareholder consent to conduct up to a 1,000:1 (one thousand for one) reverse split of the Corporation=s shares of common stock, without reducing the number of authorized shares of common stock, and;

        WHEREAS, the Board has received the consent of the holders of a majority of the voting rights held by the current shareholders of the Corporation sufficient to approve such an action and has reviewed the proposed information statement prepared by the management of the Corporation for filing with the Securities and Exchange Commission;

        THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the publication of an information statement for public publication setting forth the decision of the Board to recommend such a reverse split of the common stock on an up to one for five hundred basis and the approval of such an action by the holders of a majority of the voting rights of the current shareholders of the Corporation and that such a statement having been reviewed by the Board the filing of said information statement with the Securities and Exchange Commission is hereby approved and authorized.

        FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered, and directed in the name and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects. Accordingly, the above resolution is hereby unanimously adopted.

Resolution of Nexia Holdings, Inc. dated September 29, 2004


/S/ Gerald Einhorn                                  /s/ Richard Surber
Gerald Einhorn, Director                           Richard D. Surber, Director


/s/ Adrienne Bernstein                              /s/ John E. Fry
Adrienne Bernstein, Director                     John E. Fry, Jr. Director



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